Exhibit 99.1

Exicure, Inc. (Nasdaq: XCUR) Regains Compliance with Nasdaq Filing Requirements

Redwood City, CA (BUSINESS WIRE) — August 4, 2025 — Exicure, Inc. (“Exicure” or the “Company”) (Nasdaq: XCUR) a clinical-stage biotechnology company developing therapeutics for hematologic diseases, today announced that, as of July 1, 2025, the Company regained compliance with the periodic filing requirement for The Nasdaq Stock Market under Listing Rule 5250(c)(1) (the “Rule”) based on the filing of its periodic reports on Form 10-Q to the United States Securities and Exchange Commission for the fiscal quarter ended March 31, 2025. The Company has received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) confirming compliance with the Rule and stating that the matter has been resolved.

About Exicure

Exicure, Inc. has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. Following its recent restructuring and suspension of clinical and development activities, the Company is exploring strategic alternatives to maximize stockholder value, both with respect to its historical biotechnology assets and more broadly. For further information, see www.exicuretx.com.

Media Contact:
Sarah Ellinwood, PhD
Kendall Investor Relations
sellinwood@kendallir.com

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